Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 15, 2009, with respect to the consolidated financial statements of Century Bank, A Federal Savings Bank and Subsidiary included in the following Registration Statements of IBERIABANK Corporation:

Registration Statement (Form S-8 No. 333-1353359) pertaining to the IBERIABANK Corporation Retirement Savings Plan;

Registration Statement (Form S-8 No. 333-28859) pertaining to the IBERIABANK Corporation 1996 Stock Option Plan;

Registration Statement (Form S-8 No. 333-64402) pertaining to the IBERIABANK Corporation 2001 Incentive Compensation Plan;

Registration Statement (Form S-8 No. 333-117356) pertaining to the IBERIABANK Corporation Stock Purchase Warrants;

Registration Statement (Form S-8 No. 333-130273) pertaining to the IBERIABANK Corporation 2005 Stock Incentive Plan;

Registration Statement (Form S-8 No. 333-79811) pertaining to the IBERIABANK Corporation Retirement Savings Plan;

Registration Statement (Form S-8 No. 333-81315) pertaining to the IBERIABANK Corporation 1999 Stock Option Plan;

Registration Statement (Form S-8 No. 333-41970) pertaining to the IBERIABANK Corporation Supplemental Stock Option Plan;

Registration Statement (Form S-8 No. 333-148635) pertaining to the IBERIABANK Corporation Deferred Compensation Plan;

Registration Statement (Form S-8 No. 333-151754) pertaining to the IBERIABANK Corporation 2008 Incentive Compensation Plan; and

Registration Statement (Form S-3 No. 333-155443) pertaining to the IBERIABANK Corporation shelf registration statement.

Registration Statement (Form S-3 No. 333-160316) pertaining to the IBERIABANK Corporation shelf registration statement.

Registration Statement (Form S-3 No. 333-158064) pertaining to the IBERIABANK Corporation shelf registration statement.

/s/ Hacker, Johnson & Smith PA

Tampa, Florida

January __, 2010